Exhibit 99.1

AMENDMENT NUMBER THREE TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of December 22, 2016 (“Amendment”), amends that certain Amended and Restated Loan and Security Agreement, dated as of September 26, 2014, as amended by Amendment Number One to Amended and Restated Loan and Security Agreement dated as of June 26, 2015 and Amendment Number Two to Amended and Restated Loan and Security Agreement dated as of September 7, 2016 (as amended, supplemented and restated from time to time, the “Loan Agreement”) (all capitalized terms used in this amendment shall have the meanings ascribed thereto in the Loan Agreement unless specifically defined herein), by and among GROCERS CAPITAL COMPANY, a California corporation (“Borrower”), the Lenders party thereto and ZB, N.A. doing business as CALIFORNIA BANK & TRUST, formerly known as California Bank & Trust, a California banking corporation, in its capacity as arranger and administrative agent for the Lenders (together with its successors and assigns in such capacity, “Agent”), with respect to the following facts:

A.        The Borrower and Lenders wish to amend the Loan Agreement pursuant to the terms and provisions set forth in this Amendment; and

B.        The parties hereto agree as follows:

ARTICLE I

AMENDMENTS

1.1      Amendments to Loan Agreement.

(a)        The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Base Rate” means, the rate of interest announced within CB&T at its principal office in Los Angeles as its “prime rate”, with the understanding that the “prime rate” is one of CB&T’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as CB&T may designate. Under no circumstances shall the Base Rate be less than 0% per annum.

“CB&T” means ZB, N.A. doing business as California Bank & Trust.

“Eligible Notes Receivable” means all Notes Receivable except:

(a)        Any Note Receivable: (i) which is not a direct loan by Borrower to a Customer, secured by a first priority lien in favor of Borrower in the personal property of such Customer securing such loan; (ii) in which Agent has not been granted a first priority security interest; (iii) which does not arise in Borrower’s ordinary course of business; or (iv) which does not materially conform to the Required Procedures;

(b)        Notes Receivable (i) that are 60 days or more past due or (ii) with respect to which the Customer is in default of or has breached its obligations under Financing Documents to which such Customer is a party and Borrower has ceased making advances to such Customer under the relevant Note Receivable; provided, however, that Agent may in its sole discretion maintain any such Note Receivable as an Eligible Note Receivable;

(c)        Notes Receivable with respect to which Borrower has not properly perfected its liens or security interests with respect to the underlying Customer Loan Collateral by filing a UCC-1 financing statement or where a promissory note, if any, has not been endorsed in blank to Agent;

(d)        without Agent(s) prior written approval, that portion of any Note Receivable owing by any single or related Customer or Customers in excess of $3,000,000;

(e)        without Agent(s) prior written approval, that portion of any Customer’s Notes Receivable that are in the aggregate more than 30% of the total Eligible Notes Receivable at the time of funding;

(f)        Notes Receivable that are not payable in Dollars or with respect to which the Customer: (i) does not maintain its chief executive office in the United States, (ii) is not organized under the laws of the United States or any State thereof, (iii) is the United States, or any department, agency or instrumentality of the United States, or (iv) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

(g)        Notes Receivable with respect to which the Customer is (i) an officer, employee or agent of Borrower, in each case except in its capacity as a Unified Patron or (ii) a Subsidiary or Affiliate of Borrower or Parent, or (iii) shareholder (except in its capacity as a Unified Patron) or director (except in its capacity as a Unified Patron) of Borrower;

(h)        Notes Receivable with respect to which the Customer or Customer Obligor is subject to any Insolvency Proceeding or goes out of business unless Borrower is providing debtor in possession financing to the Customer on terms and conditions satisfactory to the Agent;

(i)        Notes Receivable with respect to which the Customer is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability (but only the disputed portion of such Note Receivable will be ineligible), or has made any claim with respect to such Notes Receivable;

(j)        Notes Receivable documented with Financing Documents that differ in any material way from the Approved Forms;

(k)        Participated Notes Receivable to the extent a participant therein has breached any of its obligations to Borrower with respect thereto;

(l)        any Note Receivable that has a term or amortization longer than seven (7) years (other than Notes Receivable owed by entities approved from time to time in writing by Agent, in such amounts as Agent may approve);

(m)        that portion of any Note Receivable collateralized by progress billing accounts receivable;

(n)        all other Notes Receivable or portions of Notes Receivable deemed ineligible by Agent in its Permitted Discretion;

(o)        any Note Receivable evidencing extensions of credit in the form of subordinated debt permitted under Section 7.13(b); and

(p)        Notes Receivable that Borrower from time to time elects, by written notice to Agent in the monthly Borrowing Base Certificates, to be excluded from Eligible Notes Receivable.

In addition to the above, a Note Receivable shall not be an Eligible Note Receivable unless and until Borrower shall have delivered to and/or insured that Agent has each of the following documents pertaining to such Note Receivable and the Customer and any Customer Obligors with respect thereto:

(i)        a true and correct copy of the Financing Documents executed by the Customer and any Customer Obligors;

(ii)        the original Note Receivable, together with signed Allonge with respect thereto in favor of Agent;

(iii)        a true and correct copy of the filed financing statement(s) (Form UCC-1) naming the Customer or any Customer Obligors as debtors;

(iv)        if applicable, a true and correct copy of the recorded mortgages and deeds of trust executed by the Customer or any Customer Obligors, together with an assignment thereof in recordable form executed by Borrower as mortgagee or beneficiary and reflecting Agent as the assignee of Borrower;

(v)        to the extent obtained by Borrower, a copy of any title insurance obtained by the Borrower with respect to any of such Customer’s or such Customer Obligor’s Customer Loan Collateral consisting of real property, together with a title insurance endorsement in favor Agent; and

(vi)        all other documents that Agent may reasonably request, including, without limitation, copies (or, at Agent’s request, originals) of any Financing Documents, all in form satisfactory to Lender, to perfect and maintain perfected Agent’s security interest in the Customer Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

Notwithstanding anything above to the contrary, Lender Approved Notes Receivable shall be deemed to be Eligible Notes Receivable.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1 month, 3 months or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 month, 3 months or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

“LIBOR Rate” means the rate per annum for the relevant Interest Period as quoted by Agent as of the start of such Interest Period as Agent’s LIBOR Rate based on quotes of the London Interbank Offered Rate from the British Banker’s Association, as published by Bloomberg or other comparable service selected by Agent. This definition is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the interest rate used herein. This rate may not necessarily be the same as the quoted offered side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. The effective interest rate applicable to Borrower’s loans evidenced hereby shall change as of the beginning of each Interest Period if there is a change in the LIBOR Rate as of any such date. Under no circumstances shall the LIBOR Rate be less than 0% per annum.

“Maturity Date” means March 31, 2018.

“Maximum Parent Loan Advance Amount” means, at any time, $15,000,000, it being acknowledged and agreed that the Maximum Parent Loan Advance Amount shall be no greater than the Maximum Revolver Amount if the Maximum Revolver Amount is reduced from time to time pursuant to Section 2.13 of this Agreement.

“Maximum Revolver Amount” means, at any time, $15,000,000, it being acknowledged and agreed that the $15,000,000 amount may be reduced from time to time pursuant to Section 2.13 of this Agreement.

“Permitted Investments” means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) Notes Receivable incurred in the ordinary course of Borrower’s business, (d) so long as no Advances (other than Parent Loan Advances) are outstanding, loans (excluding Short Term Parent Loans) made from time to time by Borrower from Borrower’s excess cash flow to Parent up to an aggregate amount outstanding not to exceed $10,000,000 at any given time, (e) Short Term Parent Loans, (f) Borrower’s holdings of Class B Stock in National Consumer Cooperative Bank, and (g) investments consisting of loans or other extension of credit to wholly-owned, direct or indirect, subsidiaries of Parent.

“Short Term Parent Loans” means short term loans of up to $15,000,000 in aggregate principal amount outstanding at any given time made by Borrower to Parent from proceeds of Advances, subject to the terms and conditions of Sections 2.2, 2.5(b) and 3.4.

(b)        The defined term “Pledge Agreement” is hereby deleted from Section 1.1 of the Loan Agreement.

(c)        Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a)      Subject to the terms and conditions of this Agreement, and at any time prior to the Maturity Date, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Advances”) to Borrower constituting (x) Parent Loan Advances, not to exceed three (3) per calendar month (more than one (1) Parent Loan Advance in any calendar month being subject to Agent’s approval), in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Maximum Parent Loan Advance Amount;, plus (y) Other Advances in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less Parent Loan Advances, and (ii) the Borrowing Base. For purposes of this Agreement, “Borrowing Base,” as of any date of determination, shall mean the result of (as the same is calculated by Agent based on the most recent monthly Borrowing Base Certificate delivered to Agent pursuant to Section 6.2):

(i)        80% of the Eligible Notes Receivable, minus

(ii)        the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).”

(d)        Section 2.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.2   Parent Loan Advances. Each Parent Loan Advance shall be repaid in full by no later than thirty (30) days after the date such Parent Loan Advance is made. Borrower agrees that for five (5) consecutive Business Days during each fiscal month, all Parent Loan Advances outstanding shall be repaid in full and there shall be no Parent Loan Advances outstanding during such period. Lenders shall not make any Parent Loan Advance unless and until all conditions set forth in Section 3.4 are satisfied to the satisfaction of Agent or waived in writing by Agent.”

(e)        Section 2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.3    Borrowing Procedures and Settlements.

(a)        Procedure for Borrowing. Each Borrowing shall be made by (i) an irrevocable written request by an Authorized Person delivered to Agent no later than 12:00 p.m. (in the case of Parent Loan Advances only, 2:00 p.m.) (California time) at least 1 Business Day prior to the requested Funding Date if the Borrowing is for Base Rate Loans, or (ii) a LIBOR Notice delivered by the LIBOR Deadline (as set forth in Section 2.11(b)) if the Borrowing is for a LIBOR Rate Loan, in each case specifying (A) the amount of such Borrowing, and (B) the requested Funding Date, which shall be a Business Day. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

(b)        Making of Advances.

(i)        Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders not later than 1:30 p.m. (California time) (A) on the Business Day immediately preceding the requested Funding Date if the Borrowing is for Base Rate Loans or (B) two (2) Business Days prior to the Funding Date if the Borrowing is for LIBOR Rate Loans, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 8:30 a.m. (California time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower no later than 12:00 noon on the Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower’s Designated Account; provided, however, that, subject to the provisions of Section 2.3(g), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 has not been satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii)        Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, no later than 8:30 a.m. on the requested Funding Date, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

(iii)        Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Revolver Commitments (but only to the extent that such Defaulting Lender’s Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

(c)        Agent Advances.

(i)        Agent hereby is authorized by Borrower and the Lenders, at any time after the occurrence and during the continuance of an Event of Default, to make Advances to Borrower on behalf of the Lenders that Agent in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(c) shall be referred to as “Agent Advances”). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Rate and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

(ii)        The Agent Advances shall be repayable on demand and secured by the Agent’s Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

(d)        Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

(i)        Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender’s balance of the Advances and Agent Advances exceeds such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances and Agent Advances, and (z) if a Lender’s balance of the Advances and Agent Advances is less than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata

Share of the Advances and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Advance and shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)        In determining whether a Lender’s balance of the Advances and Agent Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

(iii)        During the period between Settlement Dates, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent, or the Lenders, as applicable.

(e)        Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender’s option, to note the date and amount of each payment or prepayment of principal of such Lender’s Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

(f)        Lenders’ Failure to Perform. All Advances (other than Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

(g)        Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent and Agent may, but is not obligated to, knowingly and intentionally, continue to make Advances to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than an amount that is equal to 10% of the aggregate Revolver Commitments at or immediately prior to that time, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, and the Lenders and are not intended to benefit Borrower in any way. The Advances that are made pursuant to this Section 2.3(g) shall be subject to the same terms and conditions as any other Advance, except that they shall not be eligible for the LIBOR Rate and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans (without regard to the presence or absence of a Default or Event of Default).

(i)        In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

(ii)        Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(d) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(g), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.”

(h)        Section 3.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“3.4        Conditions Precedent to each and all Parent Loan Advances. The obligation of the Lender Group (or any member thereof) to make any Parent Loan Advance is subject to the fulfillment to the satisfaction of Agent, of each of the conditions precedent set forth below, which conditions must remain satisfied during the term of each such Parent Loan Advance:

(a)        Receipt by Agent, electronically or otherwise, of a written certificate signed by any one of the authorized individuals identified on Schedule 3.4 attached hereto and incorporated herein by this reference and acting on behalf of Parent, certifying that (i) Excess Availability (as defined in the Wells Agreement), as from time to time adjusted to include Suppressed Excess Availability (as defined in and pursuant to the Wells Agreement), for the most recent Business Day for which data is available, exceeds (ii) the sum of (A) the amount equal to 50.00% of the Maximum Parent Loan Advance Amount, and (B) the amount equal to 10.9090% of the Maximum Revolver Amount (as defined in the Wells Agreement), at such time, and

(b)        Receipt by Agent, electronically or otherwise, of a written certificate signed by any one of the authorized individuals identified on Schedule 3.4 attached hereto and incorporated herein by this reference and acting on behalf of Parent, certifying that (i) the average of Excess Availability (as defined in the Wells Agreement), as from time to time adjusted to include Suppressed Excess Availability (as defined in and pursuant to the Wells Agreement), for the most recent five (5) Business Days for which data is available, exceeds (ii) the sum of (A) the amount equal to 50.00% of the Maximum Parent Loan Advance Amount, and (B) the amount equal to 12.7272% of the Maximum Revolver Amount (as defined in the Wells Agreement), at such time.”

(e)        Section 6.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.4        Operating Account. Maintain all of Borrower’s primary operating deposit accounts at CB&T.”

(f)        Section 7.19 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“7.19        Financial Covenants.

(a)        Fail to maintain:

(i)        Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio of not less than 1.50:1.00, measured at the end of each fiscal quarter of Borrower.

(ii)        Tangible Net Worth. Tangible Net Worth of at least $15,000,000, to be measured as of the end of each fiscal quarter of Borrower.

(b)        Make:

(i)        Capital Expenditures. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018
$250,000	$250,000	$250,000

For purposes of the foregoing, the purchase or acquisition by Borrower of (A) equipment for the purpose of leasing such equipment to a Unified Patron in the ordinary course of business or (B) assets upon foreclosure of a security interest securing a Note Receivable, or in settlement thereof, arising in the ordinary course of business shall not be deemed a capital expenditure. Furthermore, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included as capital expenditures for the purpose of this Section only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.”

(g)        Section 9.1(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(i)        Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;”

(h)        Exhibit C-1 (Form of Borrowing Base Certificate) to the Loan Agreement is hereby amended and restated in its entirety to read as attached hereto.

(i)        Schedule 3.4 (Authorized Individuals Acting on Behalf of Parent) to the Loan Agreement is hereby amended and restated in its entirety to read as attached hereto.

(j)        Schedule C-1 (Revolver Commitments) to the Loan Agreement is hereby amended and restated in its entirety to read as attached hereto.

(k)        All references to California Bank & Trust in the Loan Agreement are hereby changed to read as follows: ZB, N.A. doing business as California Bank & Trust.

ARTICLE II

PAYOFF OF EXITING LENDER

Pursuant to the terms and conditions of the Loan Agreement, Borrower hereby requests that CB&T make, and CB&T hereby agrees to make, an additional Advance to Borrower in the amount of $6,000,000 on the date this Amendment becomes effective pursuant to Section 3.1 below, the proceeds of which Advance shall be used to purchase and payoff the entire principal portion of the Obligations outstanding on such date to NCB, FSB, as a current Lender under the Loan Agreement. The entire interest portion of the Obligations then owing to NCB, FSB shall be paid by Borrower to Agent and by Agent to NCB, FSB on the same day. Borrower hereby authorizes and directs Agent to disburse such amounts directly to NCB, FSB on such effective date.

ARTICLE III

MISCELLANEOUS

3.1        Conditions Precedent. The effectiveness of this Amendment, including the waiver contained herein, is expressly conditioned upon the receipt by Agent of the following:

(a)	an original of this Amendment duly executed by Borrower;

(b)	receipt by Agent, for the benefit of CB&T as sole Lender, of an amendment fee equal to $37,500;

(c)	receipt by Agent of a fully executed Assignment and Acceptance Agreement between NCB, FSB and ZB, N.A. dba California Bank &

Trust, and evidence of receipt by NCB, FSB of the “Purchase Price” set forth therein; and

(d)        such other agreements and documents as Agent may require in connection with the transactions contemplated hereunder, all in form and substance satisfactory to Agent in its sole and absolute discretion.

3.2        Ratification.

(a)        Except as specifically amended hereinabove, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

(b)        Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment.

3.3        Representations and Warranties. Borrower represents and warrants as follows:

(a)        Each of the representations and warranties contained in Section 5 of the Loan Agreement is hereby reaffirmed as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date), each as if set forth herein;

(b)        The execution, delivery and performance of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

(c)        This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms;

(d)        That in entering into this Amendment, Borrower has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Agent or any Lender or any of their respective agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby; and

(e)        No event has occurred and is continuing or would result from this Amendment, which constitutes an Event of Default under the Loan Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

3.4        Entire Agreement. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

3.5        Conflicting Terms. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this

Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

3.6    Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:

GROCERS CAPITAL COMPANY, a California corporation

By:	/s/Mark H. Speiser
Name:	Mark H. Speiser
Title:	Vice President

AGENT AND LENDER:

ZB, N.A. dba CALIFORNIA BANK & TRUST, as Agent and Lender

By:	/s/Armine Petrosyan
Name:	Armine Petrosyan
Title:	Vice President

Schedule C-1

Revolver Commitments

Lender	Revolver Commitment
ZB, N.A. dba California Bank & Trust	$15,000,000
All Lenders	$15,000,000

Exhibit C-1

[see attached]

C-1-1

BORROWING BASE CERTIFICATE

[Date]

ZB, N.A. dba California Bank & Trust
Attn: Armine Petrosyan, VP
550 South Hope Street, Suite 300	Re: Grocers Capital Company
Los Angeles, CA 90071	$15,000,000 Revolving Line of Credit Facility

Ladies & Gentlemen:

This Borrowing Base Certificate is made and delivered pursuant to the Amended and Restated Loan and Security Agreement dated as of September 26, 2014 (as amended, modified, renewed, or extended from time to time, the “Loan Agreement”) among Grocers Capital Company (the “Borrower”), certain financial institutions named therein as Lenders, ZB, N.A. dba California Bank & Trust as agent (“Agent”), and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Borrowing Base Certificate and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

The undersigned hereby certifies, represents and warrants that, as of the date hereof, (i) the undersigned is a duly authorized, qualified and acting officer of the Borrower, (ii) the succeeding information is true, complete and correct and the collateral reflected herein complies with the conditions, terms, warranties, representations and covenants set forth in the Loan Agreement, (iii) all other representations and warranties set forth in the Loan Agreement are true and correct in all material respects, and (iv) no Event of Default exists under the Loan Agreement.

Maximum Revolver Amount		$15,000,000.00

Aggregate Notes Receivable*		$-
less: Total ineligible notes receivable		$-

Total Eligible Notes Receivable		$-

x advance rate	80%		$-

Less: reserves (if any) under Section 2.1(b)			$-

Borrowing Base			$-

Parent Loan Advances (not to exceed $15,000,000)

Outstanding Other Advances			$-

Maximum permitted Other Advances [Section 2.1(a)(y)]			$-
• The lesser of:
Maximum Revolver Amount - Parent Loan Advances	$15,000,000.00
Borrowing Base	$-

Net Availability for additional Other Advances / (Overadvance)			$-

Mark Speiser,
Vice President, Grocers Capital Company

* Short Term Parent Loans are not included in Aggregate Notes Receivable.

C-1-2

		Date of calculation:	[Date]
A Eligible Notes Receivable Calculation

1	Aggregate Notes Receivable		$-

2	Ineligible Receivables

	(a)	Any Note Receivable: (i) which is not a direct loan by Borrower to a Customer, secured by a first priority lien in favor of Borrower in the personal property of such Customer securing such loan; (ii) in which Agent has not been granted a first priority security interest; (iii) which does not arise in Borrower’s ordinary course of business; or (iv) which does not materially conform to the Required Procedures;	$-

	(b)	Notes Receivable (i) that are 60 days or more past due or (ii) with respect to which the Customer is in default of or has breached its obligations under Financing Documents to which such Customer is a party and Borrower has ceased making advances to such Customer under the relevant Note Receivable; provided, however, that Agent may in its sole discretion maintain any such Note Receivable as an Eligible Note Receivable;	$-

	(c)	Notes Receivable with respect to which Borrower has not properly perfected its liens or security interests with respect to the underlying Customer Loan Collateral by filing a UCC-1 financing statement or where a promissory note, if any, has not been endorsed in blank to Agent;	$-

	(d)	without Agent(s) prior written approval, that portion of any Note Receivable owing by any single or related Customer or Customers in excess of $3,000,000;	$-

	(e)	without Agent(s) prior written approval, that portion of any Customer’s Notes Receivable that are in the aggregate more than 30% of the total Eligible Notes Receivable at the time of funding;	$-

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(f)	Notes Receivable that are not payable in Dollars or with respect to which the Customer: (i) does not maintain its chief executive office in the United States, (ii) is not organized under the laws of the United States or any State thereof, (iii) is the United States, or any department, agency or instrumentality of the United States, or (iv) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;	$-

(g)	Notes Receivable with respect to which the Customer is (i) an officer, employee or agent of Borrower, in each case except in its capacity as a Unified Patron or (ii) a Subsidiary or Affiliate of Borrower, or (iii) shareholder (except in its capacity as a Unified Patron) or director (except in its capacity as a Unified Patron) of Borrower;	$-

(h)	Notes Receivable with respect to which the Customer or Customer Obligor is subject to any Insolvency Proceeding or goes out of business unless Borrower is providing debtor in possession financing to the Customer on terms and conditions satisfactory to the Agent;	$-

(i)	Notes Receivable with respect to which the Customer is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability (but only the disputed portion of such Note Receivable will be ineligible), or has made any claim with respect to such Notes Receivable;	$-

(j)	Notes Receivable documented with Financing Documents that differ in any material way from the Approved Forms;	$-

(k)	Participated Notes Receivable to the extent a participant therein has breached any of its obligations to Borrower with respect thereto;	$-

(l)	any Note Receivable that has a term or amortization longer than seven (7) years (other than Notes Receivable owed by entities approved from time to time in writing by Agent, in such amounts as Agent may approve);	$-

C-1-4

	(m)	that portion of any Note Receivable collateralized by progress billing accounts receivable;	$-

	(n)	all other Notes Receivable or portions of Notes Receivable deemed ineligible by Agent in its Permitted Discretion; and	$-

	(o)	any Note Receivable evidencing extensions of credit in the form of subordinated debt permitted under Section 7.13 (b)	$-

	(p)	Notes Receivable that Borrower from time to time elects to be excluded from Eligible Notes Receivable.	$-

3	Total Ineligible Receivables (sum of (a) through (p) of 2)		$-

4	Total Eligible Loans Receivable		$-

C-1-5

GROCERS CAPITAL MONTHLY FINANCE RECEIVABLE AGING REPORT

[Date]

			Total Billed & Outstanding	Billed & Outstanding - Days Past Due
Member #	Member Name	Principal Balance		0-30	31-59	60+	Mat Date

Total		$-	$-	$-	$-	$-

Other Loans
			Total Billed &	Outstanding - Days Past Due
Member #	Member Name	Principal Balance		0-30	31-59	60+

		$-	$-	$-	$-	$-

TOTALS		$-	$-	$-	$-	$-

C-1-6

GROCERS CAPITAL INELIGIBLE LOANS

[Date]

Borrower	Amount	Loan Type

Totals	$ -

C-1-7

SCHEDULE 3.4

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Authorized Individuals acting on behalf of Parent:

Robert M. Ling, Jr.:	President and Chief Executive Officer

Christine Neal:	Executive Vice President and Chief Financial Officer

Mary M. Kasper:	Senior Vice President, General Counsel and Secretary

Debbie Allen:	Assistant Treasurer

C-1-8